AMENDMENT

TO THE AGENCY AGREEMENT

THIS AMENDMENT effective December 10, 2025, as approved by the Board on August [ ], 2026, (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement as previously amended (the “Agency Agreement”), between J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, (each series portfolio, a “Lender”) and Citibank, N.A. (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, Lender wishes to further amend the Agency Agreement to add additional borrowers; and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and amended with the Exhibit A attached hereto to add certain series as Lenders under the Agency Agreement and to revise certain Lender names.

2.	Miscellaneous

(a)

This Amendment supplements and further amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent		J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:		By:
Name:	Thomas Hoang	Name:	Shannon M. Gains
Title:	Director	Title:	Assistant Treasurer

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Fund Name	Custody Account Number
JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS USD HIGH YIELD CORPORATE BOND ETF	[REDACTED]
JPMORGAN ULTRA-SHORT INCOME ETF	[REDACTED]
JPMORGAN ACTIVE USD EMERGING MARKETSBOND ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	[REDACTED]
JPMORGAN U.S. DIVIDEND ETF	[REDACTED]
JPMORGAN U.S. MINIMUM VOLATILITY ETF	[REDACTED]
JPMORGAN U.S. MOMENTUM FACTOR ETF	[REDACTED]
JPMORGAN U.S. QUALITY FACTOR ETF	[REDACTED]
JPMORGAN U.S. VALUE FACTOR ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS EUROPE ETF	[REDACTED]
JPMORGAN BETABUILDERS DEVELOPED ASIA PACIFIC ex-JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS CANADA ETF	[REDACTED]
JPMORGAN BETABUILDERS MSCI US REIT ETF	[REDACTED]
JPMORGAN ULTRA-SHORT MUNICIPAL ETF	[REDACTED]
JPMORGAN MUNICIPAL ETF	[REDACTED]
JPMORGAN BETABUILDERS USD INVESTMENT GRADE CORPORATE BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. AGGREGATE BOND ETF	[REDACTED]
JPMORGAN CORE PLUS BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN INTERNATIONAL GROWTH ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN SHORT DURATION CORE PLUS ETF	[REDACTED]
JPMORGAN ACTIVEBUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN INCOME ETF	[REDACTED]
JPMORGAN ACTIVE VALUE ETF	[REDACTED]
JPMORGAN INFLATION MANAGED BOND ETF	[REDACTED]
JPMORGAN INTERNATIONAL RESEARCH ENHANCED EQUITY ETF	[REDACTED]
JPMORGAN SMALL & MID CAP ENHANCED EQUITY ETF	[REDACTED]
JPMORGAN REALTY INCOME ETF	[REDACTED]
JPMORGAN NASDAQ EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN ACTIVE GROWTH ETF	[REDACTED]

Fund Name	Custody Account Number
JPMORGAN ACTIVE CHINA ETF	[REDACTED]
JPMORGAN ACTIVE SMALL CAP VALUE ETF	[REDACTED]
JPMORGAN BETABUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. GROWTH ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. VALUE ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. TREASURY BOND 20+ YEAR ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. TREASURY BOND 3-10 YEAR ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. TREASURY BOND 1-3 YEAR ETF	[REDACTED]
JPMORGAN LIMITED DURATION BOND ETF	[REDACTED]
JPMORGAN EQUITY FOCUS ETF	[REDACTED]
JPMORGAN HIGH YIELD MUNICIPAL ETF	[REDACTED]
JPMORGAN SUSTAINABLE MUNICIPAL INCOME ETF	[REDACTED]
JPMORGAN HEALTHCARE LEADERS ETF	[REDACTED]
JPMORGAN U.S. TECH LEADERS ETF	[REDACTED]
JPMORGAN INTERNATIONAL VALUE ETF	[REDACTED]
JPMORGAN GLOBAL SELECT EQUITY ETF	[REDACTED]
JPMORGAN ACTIVE BOND ETF	[REDACTED]
JPMORGAN HEDGED EQUITY LADDERED OVERLAY ETF	[REDACTED]
JPMORGAN ACTIVE DEVELOPING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE CORE ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE MID CORE ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE SMALL CORE ETF	[REDACTED]
JPMORGAN DIVIDEND LEADERS ETF	[REDACTED]
JPMORGAN ACTIVE HIGH YIELD ETF	[REDACTED]
JPMORGAN FLEXIBLE INCOME ETF	[REDACTED]
JPMORGAN NASDAQ HEDGED EQUITY LADDERED OVERLAY ETF	[REDACTED]
JPMORGAN U.S. RESEARCH ENHANCED LARGE CAP ETF	[REDACTED]
JPMORGAN INTERNATIONAL HEDGED EQUITY LADDERED OVERLAY ETF	[REDACTED]
JPMORGAN MORTGAGE-BACKED SECURITIES ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE VALUE ETF	[REDACTED]
JPMORGAN FLEXIBLE DEBT ETF	[REDACTED]
JPMORGAN EQUITY AND OPTIONS TOTAL RETURN ETF	[REDACTED]
JPMORGAN INTERNATIONAL DYNAMIC ETF	[REDACTED]
JPMORGAN EQUITY PREMIUM YIELD ETF	[REDACTED]
JPMORGAN NASDAQ EQUITY PREMIUM YIELD ETF	[REDACTED]
JPMORGAN CALIFORNIA TAX FREE BOND ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE GROWTH ETF	[REDACTED]
JPMORGAN NEW YORK TAX FREE BOND ETF	[REDACTED]
JPMORGAN PREFERRED AND INCOME SECURITIES ETF	[REDACTED]
JPMORGAN MANAGED FUTURES PLUS ETF	[REDACTED]
JPMORGAN U.S. LARGE CAP VALUE PLUS ETF	[REDACTED]
JPMORGAN U.S. ANALYST ETF	Pending – TBD
JPMORGAN ALL COUNTRY RESEARCH ENHANCED EQUITY ETF	Pending – TBD

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